Exhibit 8.2

February 27, 2025

Bank of Idaho Holding Co.

350 Memorial Drive

Suite 200

Idaho Falls, Idaho 83402

Ladies and Gentlemen:

We have acted as counsel to Bank of Idaho Holding Co. (“BOID”), an Idaho corporation and bank holding company registered under the Bank Holding Company Act of 1956 (the “BHC Act”), in connection with the proposed merger (the “Merger”) of BOID with and into Glacier Bancorp, Inc. (“GBCI”), a Montana corporation and bank holding company registered under the BHC Act, pursuant to the Plan and Agreement of Merger dated January 13, 2025 (the “Merger Agreement”), by and among GBCI, its wholly-owned subsidiary, Glacier Bank, BOID and its wholly-owned subsidiary, Bank of Idaho. Capitalized terms not defined herein shall have the meanings ascribed to them (or defined by reference) in the Merger Agreement. At your request, and in connection with the filing of the Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”), including the proxy statement/prospectus forming a part thereof (the “Prospectus”), we are rendering our opinion concerning certain United States federal income tax matters.

In connection with the opinion set forth herein, we have examined (i) the Merger Agreement; (ii) the Registration Statement; (iii) the Prospectus; and (iv) such other documents, certificates and records we have deemed necessary or appropriate as a basis for the opinion set forth herein. We have also participated in the preparation of the discussion set forth in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger to BOID Shareholders” in the Registration Statement. In our opinion, such discussion of those consequences, insofar as it summarizes United States federal income tax law, and subject to the qualifications, exceptions, assumptions and limitations described therein, is accurate in all material respects.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities we have considered relevant, all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. In addition, we have assumed (without any independent investigation or review) that the Merger will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party). If the Merger is consummated in a manner that is different from the manner described in the Merger Agreement or the Registration Statement, our opinion as expressed above, may be adversely affected.

February 27, 2025

Our opinion is limited to the federal income tax matters described above and does not address any other federal income tax considerations, or any state, local, foreign or other tax considerations. Except as set forth above, we express no other opinions, and no opinions are intended to be implied or may be inferred beyond that expressly stated herein. This opinion letter is delivered, and the opinion expressly contained herein is given, as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) in applicable law or in any fact, information, document, corporate record, covenant, warranty, statement, representation or assumption stated herein which becomes untrue, incomplete or incorrect. Any such change may affect the opinion stated herein.

We are furnishing this opinion in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated by the SEC thereunder.

Very Truly Yours,

/s/ Otteson Shapiro LLP

OTTESON SHAPIRO LLP